Exhibit 99.1

For Immediate Release

Health Enhancement Products, Inc. sets June 15 date for investor conference call

Bloomfield Hills, MI – (Marketwire – 05/31/2012) Arizona-based algae producer Health Enhancement Products (OTC.BB: HEPI.OB – News) has set a June 15 date to conduct an investor/analyst conference call to provide updates on various research and company activities.

 “Rather than further delay any announcements regarding the Company’s research and development initiatives, we’ve opted to set a date without all of the data in hand,” states Andrew Dahl, President and CEO. “We’ll share what we have and present our plan to move forward.”

Over past two years, Health Enhancement Products has been conducting a research and product development program to isolate and characterize bioactive compounds within its proprietary algal extract, which is derived from a complex culture of algae grown in purified water at the Company’s facility in Scottsdale, Arizona.

The Company had launched an in vivo study in mid-January to confirm previous results and test various isolates and refined fractions. Results were tentatively scheduled for late March. However, the Company opted to expand the scope and conduct more definitive genetic testing. Further, the Company requested that blood lipid profiles be re-run to assure accuracy.

“It was an opportunity to delve deeper into the method of regulation and quantitatively assess the efficacy of these isolates and fractions. We had samples in hand, a window of time to accomplish this work, and we took it,” says Dahl. “The enhanced genetic testing will shed new light on how the bioactive compounds work and whether the methods of isolation we’re using are actually giving us isolates that are still efficacious.”

Company principals also requested that a portion of DNA samples from the most recent in vivo study be studied by Smiti Gupta, PhD, assistant professor of Nutrition and Food Science at Wayne State University who validated the cholesterol bioactivity in the summer of 2009. Those real-time genetic test results were returned late Wednesday, May 23 indicating one of eight groups tested showed a two-fold increase in ApoA1 expression as compared to controls. However, the Company and Gupta caution that these are preliminary results. More details will be provided on the conference call.

In previous studies, the Company had made various attempts to isolate the bioactive compounds which resulted in some test samples that worked quite well while others seemed to falter.

“It isn’t enough to say that we’ve isolated a known bioactive,” explains Dahl. “Once we’re done isolating and analyzing, that isolate still needs to remain active and do its job.”

Dahl will also update participants on the Company’s progress in constructing a new clean room at its new Scottsdale facility and provide timing on the move-in. Company CFO Philip Rice will present interim financials, recent developments and a brief overview of the latest 10-Q filing.

The June 15 call will begin at 11:00AM EDT and conclude at 12:15PM EDT. The format is basic, consisting of 25 minutes of presentation followed by 20 minutes of Q&A. Callers will be encouraged to submit questions for the Q&A session that follows prepared remarks.

Participant Dial-In Numbers:

TOLL-FREE    1-877-941-2068

TOLL/INTERNATIONAL    1-480-629-9712

For replay at a later date:

TOLL-FREE 1-877-5176

TOLL/INTERNATIONAL 1-858-384-5517

Available from July 15 to July 29, 2012

Replay PIN Number: 4543729

Because of prior demand, the number of available call-in lines has been doubled.

About Health Enhancement Products, Inc.

Health Enhancement Products, Inc. (OTC.BB: HEPI.OB) is a health & wellness company engaged in the development of natural products derived from algae cultures for use as dietary supplements and food ingredients. These natural products are extracted from living algae grown in purified water.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Contact:

Health Enhancement Products, Inc.

John Gorman, Executive Vice-President, Board Director

(888) 871 6903 extension 702